Exhibit 10.40

SECOND AMENDMENT TO HOTEL PURCHASE AND SALE AGREEMENT

THIS SECOND AMENDMENT TO HOTEL PURCHASE AND SALE AGREEMENT (this “Amendment”) is made and entered into as of June 3, 2019 (the “Effective Date”), by and between LODGING FUND REIT III OP, LP, a Delaware limited partnership (“Purchaser”), and EAGAN LODGING INVESTORS II, LLC, a Wisconsin limited liability company (“Seller”).

RECITALS:

A.                                    Purchaser and Seller are parties to that certain Hotel Purchase and Sale Agreement as amended, dated as of April 10, 2019 (the “Agreement”) with respect to the purchase and sale of the Hampton Inn located at 3000 Eagandale Place, Eagan, Minnesota 55121, as more particularly described in the Agreement; and

B.                                    Purchaser and Seller desire to amend the Agreement as set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller agree as follows:

1.                                      Reinstatement.  Seller and Purchaser hereby agree that except as modified herein, the Agreement as amended, is in full force and effect.

2.                                      Purchase Price.  Seller and Buyer agree that the Purchase Price shall be Thirteen Million Nine Hundred Fifty Thousand Dollars and No/100 ($13,950,000.00).

3.                                      Additional Earnest Money Deposit. Within two (2) business day after execution of this Amendment, Buyer will deposit an additional two hundred fifty thousand dollars ($250,000.00) as a Second Earnest Money Deposit. Upon execution of this Amendment, all contingencies are removed, and the Earnest Money and Second Earnest Money Deposit are both non-refundable.

4.                                      Closing Date. Seller and Buyer agree that paragraph 4 of the Agreement is hereby amended to reflect a Closing Date of June 21, 2019. In addition, paragraph 4 shall read that the Buyer reserves a unilateral right to extend the closing date for an additional seven (7) days, and if Buyer exercises its option to extend, Buyer will make an additional one-time non-refundable earnest money deposit of two hundred fifty thousand dollars ($250,000.00).

5.                                      Capitalized Terms. Capitalized terms used in this Amendment and not otherwise defined shall have the meaning ascribed to them in the Agreement.

6.                                      No Further Amendment. All remaining terms, conditions and provisions contained in the Agreement shall remain unmodified and in full force and effect.

7.                                      Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

The submission of a signature page transmitted by electronic transmission, including PDF via email, shall be considered an “original” signature page for the purposes of this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

PURCHASER:

LODGING FUND REIT III OP, LP

By:	Lodging Fund REIT III, Inc., General Partner

	By:	/s/ Dave Durell
Name: Dave Durell
Title: Chief Acquisition Officer

SELLER:

EAGAN LODGING INVESTORS II, LLC

By:	North Central Group, Inc., Manager

	By:	/s/ Jeffrey S. Lenz
Jeffrey S. Lenz, President